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                                                                EXHIBIT h(45)(c)

                                 AMENDMENT NO. 2
                             PARTICIPATION AGREEMENT


     The Participation Agreement (the "Agreement"), dated November 23, 1998, by and among AIM Variable Insurance Funds, Inc., a Maryland corporation, A I M Distributors, Inc., a Delaware Corporation, American General Annuity Insurance Company, a Texas life insurance company and American General Distributors, Inc. (formally known as A.G. Distributors, Inc. and AGA Brokerage Services, Inc.), is hereby amended as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

          FUNDS AVAILABLE UNDER                        SEPARATE ACCOUNTS                      POLICIES/CONTRACTS FUNDED BY THE
              THE POLICIES                             UTILIZING SOME OR                              SEPARATE ACCOUNTS
                                                       ALL OF THE FUNDS
------------------------------------------- ---------------------------------------- -----------------------------------------------
AIM V.I. Capital Appreciation Fund          AG Separate Account A                    o   VA61-94
AIM V.I. Diversified Income Fund                                                     o   VA61-T5-94
AIM V.I. International Equity Fund                                                   o   VA63-94
AIM V.I. Value Fund                                                                  o   VA63-T5-94
                                                                                     o   VA64-T5-94
                                                                                     o   VA124-99R
                                                                                     o   VA123-98
------------------------------------------- ---------------------------------------- -----------------------------------------------

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Effective Date:   August 1, 2000


                                             AIM VARIABLE INSURANCE FUNDS, INC.


Attest: /s/ NANCY L. MARTIN                  By: /s/ ROBERT H. GRAHAM
       -----------------------------            --------------------------------
Name:  Nancy L. Martin                       Name:  Robert H. Graham
Title: Assistant Secretary                   Title: President


(SEAL)

                                             A I M DISTRIBUTORS, INC.


Attest: /s/ NANCY L. MARTIN                  By: /s/ MICHAEL J. CEMO
       -----------------------------            --------------------------------
Name:  Nancy L. Martin                       Name:  Michael J. Cemo
Title: Assistant Secretary                   Title: President


(SEAL)


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                                             AMERICAN GENERAL ANNUITY INSURANCE
                                             COMPANY


Attest: /s/ MARY CAVANAUGH                   By: /s/ BRUCE R. ABRAMS
       ---------------------------------        --------------------------------
Name:  Mary Cavanaugh                        Name:  Bruce R. Abrams
Title: SVP - General Counsel & Secretary     Title: Executive Vice President


(SEAL)



                                             AMERICAN GENERAL DISTRIBUTORS, INC.



Attest: /s/ MARY CAVANAUGH                   By: /s/ ROBERT P. CONDON
       ---------------------------------        --------------------------------
Name:  Mary Cavanaugh                        Name:  Robert P. Condon
Title: Secretary                             Title: CEO & President


(SEAL)


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